UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On March 12, 2024, Plug Power Inc., a Delaware corporation (“Plug” or the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of the Company’s outstanding 3.75% Convertible Senior Notes due 2025 (the “Existing Notes”), pursuant to which the Company will exchange $138,816,000 in aggregate principal amount of the Existing Notes, and accrued and unpaid interest on such Existing Notes to, but excluding, March 20, 2024, for $140,396,000 in aggregate principal amount of the Company’s new 7.00% Convertible Senior Notes due 2026 (the “New Notes”) (the “Exchange Transactions”), in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). Following the closing of the Exchange Transactions, which is expected to occur on or about March 20, 2024, subject to customary closing conditions, approximately $58.5 million in aggregate principal amount of the Existing Notes will remain outstanding with terms unchanged.

The foregoing description of the Exchange Agreements is only a summary and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The New Notes will be the Company’s senior, unsecured obligations and will be governed by the terms of an Indenture (the “Indenture”), dated as of March 20, 2024, to be entered into between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The New Notes will bear cash interest at the rate of 7.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024, to holders of record at the close of business on the preceding May 15 and November 15, respectively. The New Notes will mature on June 1, 2026, unless earlier converted or redeemed or repurchased by the Company.

The conversion rate for the New Notes will initially be 235.4049 shares of the Company’s common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $4.25 per share of common stock, which represents a premium of approximately 20% over the last reported sale price of Plug’s common stock on the Nasdaq Capital Market on March 12, 2024. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. Prior to the close of business on the business day immediately preceding December 1, 2025, the New Notes will be convertible at the option of the holders of the New Notes only upon the satisfaction of specified conditions and during certain periods. On or after December 1, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, the New Notes will be convertible at the option of the holders of the New Notes at any time regardless of these conditions. Conversions of the New Notes will be settled in cash, shares of Plug’s common stock, or a combination thereof, at Plug’s election.

Subject to certain exceptions and subject to certain conditions, holders of the New Notes may require the Company to repurchase their New Notes upon the occurrence of a “Fundamental Change” (as will be defined in the Indenture) prior to maturity for cash at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The New Notes will be redeemable, in whole or in part, at the Company's option at any time on or after June 5, 2025, at a cash redemption price equal to the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the then-applicable conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the three trading days immediately preceding the date the Company sends the related redemption notice, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company sends such redemption notice.

In certain circumstances, conversions of New Notes in connection with “Make-Whole Fundamental Changes” (as will be defined in the Indenture) or conversions of New Notes called for redemption may result in an increase to the conversion rate, provided that the conversion rate will not exceed 282.4859 shares of the Company’s common stock per $1,000 principal amount of New Notes, subject to adjustment. In such circumstance, a maximum of 39,659,890 shares of Common Stock, subject to adjustment, may be issued upon conversion of the New Notes.

The foregoing descriptions of the New Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (which will include the form of the New Note). A copy of the Indenture (which will include the form of the New Note) is expected to be attached as an exhibit to a Current Report on Form 8-K to be filed by the Company following the closing of the Exchange Transactions.

The Company offered the New Notes to certain holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and sale of the New Notes to certain holders of the Existing Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The New Notes and any Company common stock that may be issued upon conversion of the New Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Form of Exchange Agreement between the Company and certain holders of the Existing Notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug, including but not limited to statements regarding the Exchange Transactions, the principal amount of the Existing Notes subject to the exchange, the closing date for the Exchange Transactions and the resulting allocation of principal between the Existing Notes and New Notes.

You are cautioned that such statements should not be read as a guarantee of future performance or results as such statements are subject to risks and uncertainties. Actual performance or results may differ materially from those expressed in these statements as a result of various factors, including, but not limited to, the following: the risk that one or more of the holders of the Existing Notes participating in the Exchange Transactions do not deliver their Existing Notes to Plug for exchange when required pursuant to the terms of the Exchange Agreements or at all. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2023 as well as any subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. We disclaim any obligation to update forward-looking statements except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2024	Plug Power Inc.

	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer